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                                                                    EXHIBIT 21.1


                               CRAWFORD & COMPANY

                       LISTING OF SUBSIDIARY CORPORATIONS*


                                                                     Jurisdiction in
         Subsidiary                                                  Which Organized
         ----------                                                  ---------------
Crawford & Company of California                                       Delaware

Crawford & Company of Florida                                          Delaware

Crawford & Company of Illinois                                         Delaware

Crawford & Company of New York, Inc.                                   New York

Crawford & Company Employment Services, Inc.                           Delaware

Risk Sciences Group, Inc.                                              Delaware

Crawford & Company (Bermuda) Limited                                   Bermuda

Crawford & Company HealthCare Management, Inc.                         Delaware

Crawford & Company International, Inc.                                 Georgia

Crawford & Company Adjusters Limited                                   England

Crawford Adjusters Canada Incorporated                                 Canadian Federal

The Garden City Group, Inc.                                            Delaware

The PRISM Network, Inc.                                                Georgia



* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 2002.